UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

On October 22, 2014, Monster Worldwide, Inc. (the “Company”), consummated the offering of $143.75 million aggregate principal amount of its 3.50% convertible senior notes due 2019 (the “notes”), which includes $18.75 million in aggregate principal amount of notes sold pursuant to the over-allotment option that was previously granted to the initial purchasers of the notes (as specified in the purchase agreement previously filed by the Company) and exercised by the initial purchasers on October 21, 2014. The Company offered and sold the notes to certain initial purchasers in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Act”). The notes were resold by the initial purchasers to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Act. The notes and any common stock issuable upon conversion of the notes have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act. The Company used the net proceeds from the notes, including those sold pursuant to the over-allotment option, to pay for the cost of a base capped call transaction and the Additional Capped Call Transaction (as defined below), each with Bank of America, N.A., to repay in full the term loan under its existing credit facility and to repay a portion of the revolving debt under its existing credit facility (with no corresponding reduction of the existing revolving credit facility). The notes were issued pursuant to an Indenture (the “Indenture”), dated October 22, 2014, by and among the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

Interest on the notes accrues at the rate of 3.50% per annum and is payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on April 15, 2015.  The notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. The notes mature on October 15, 2019, unless converted by holders or repurchased by the Company in accordance with their terms prior to such date. Prior to January 15, 2019, the notes are convertible only upon the occurrence of specified events or during certain periods; thereafter, until the second scheduled trading day prior to maturity, the notes will be convertible at the option of holders at any time. Unless and until the Company obtains stockholder approval to issue upon conversion of the notes more than 19.99% of the outstanding shares of the Company’s common stock as of October 16, 2014, the Company will settle conversions of the notes by paying cash up to the principal amount of any converted notes and delivering shares of the Company’s common stock and/or paying cash in respect of any remaining conversion obligation, at its election, and the number of shares of the Company’s common stock issuable upon conversion of the notes will be subject to such cap. If the Company obtains stockholder approval to issue upon conversion of the notes more than 19.99% of the outstanding shares of the Company’s common stock as of October 16, 2014, the Company will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination thereof, at its election.  Holders of the notes have the right to require the Company to repurchase all or some of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the Indenture). In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company may, under certain circumstances, be required to increase the conversion rate for any notes converted in connection with such a make-whole fundamental change. The conversion rate for the notes is initially 187.7405 shares of the Company’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $5.33 per share of the Company’s common stock, and is subject to adjustment in certain circumstances pursuant to the Indenture. The Company does not have the right to redeem the notes prior to maturity.

If an event of default as defined in the Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare all the outstanding notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the notes.

With the exception of covenants restricting the Company’s ability to merge, consolidate or sell substantially all of the Company’s assets, the Indenture does not provide for restrictive covenants.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Capped Call Transaction

On October 21, 2014, in connection with the initial purchasers’ exercise of their over-allotment option, the Company entered into an Additional Capped Call Transaction (the “Additional Capped Call Transaction”) with Bank of America, N.A., an affiliate of one of the initial purchasers. The Additional Capped Call Transaction will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, a number of shares of common stock of the Company equal to the aggregate conversion rate of the notes issued in connection with the exercise of the over-allotment option. The cap price under the Additional Capped Call Transaction will initially be $7.035 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock on October 16, 2014 (the date the notes offering was priced), and is subject to certain adjustments under the terms of the Additional Capped Call Transaction. The Company used approximately $2.2 million of the net proceeds from the offering of notes to pay the cost of the Additional Capped Call Transaction.

The Additional Capped Call Transaction is expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the notes issued in connection with the exercise of the over-allotment option in the event that the market price of the Company’s common stock is greater than the strike price of the Additional Capped Call Transaction. If, however, the market price per share of common stock of the Company, as measured under the terms of the Additional Capped Call Transaction, exceeds the cap price of the Additional Capped Call Transaction, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Additional Capped Call Transaction.

The Company will not be required to make any cash payments to Bank of America, N.A. or any of its affiliates upon the exercise of the options that are a part of the Additional Capped Call Transaction, but will be entitled to receive from Bank of America, N.A. (or an affiliate thereof) a number of shares of common stock of the Company and/or an amount of cash generally based on the amount by which the market price per share of common stock of the Company, as measured under the terms of the Additional Capped Call Transaction, is greater than the strike price of the Additional Capped Call Transaction during the relevant valuation period under the Additional Capped Call Transaction. However, if the market price of common stock of the Company, as measured under the terms of the Additional Capped Call Transaction, exceeds the cap price of the Additional Capped Call Transaction during such valuation period under the Additional Capped Call Transaction, the number of shares of common stock of the Company and/or the amount of cash the Company expects to receive upon exercise of the Additional Capped Call Transaction will be capped based on the amount by which the cap price exceeds the strike price of the Additional Capped Call Transaction.

The Additional Capped Call Transaction is a separate transaction entered into by the Company with Bank of America, N.A., is not part of the terms of the notes and will not change the holders’ rights under the notes. Holders of the notes will not have any rights with respect to the Additional Capped Call Transaction.

The foregoing summary is qualified in its entirety by reference to the Additional Capped Call Transaction, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.02                                  UNREGISTERED SALE OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1                               Indenture, dated as of October 22, 2014, between the Company and Wilmington Trust, National Association, as trustee.

10.1                        Additional Capped Call Transaction, dated October 21, 2014, by and between Monster Worldwide, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.

(Registrant)

By:	/s/ James M. Langrock

Name:	James M. Langrock

Title:	Executive Vice President and Chief Financial Officer

Date: October 22, 2014

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture, dated as of October 22, 2014, between the Company and Wilmington Trust, National Association, as trustee.

10.1	Additional Capped Call Transaction, dated October 21, 2014, by and between Monster Worldwide, Inc. and Bank of America, N.A.